EXHIBIT 99.1

NEWS	ACUSPHERE

FOR IMMEDIATE RELEASE:

ACUSPHERE ANNOUNCES $21.5 MILLION PRIVATE FINANCING

WATERTOWN, MA, August 2, 2004 — Acusphere, Inc. (NASDAQ: ACUS), a specialty pharmaceutical company that develops drug products using its proprietary porous microparticle technology, announced today that it has entered into definitive purchase agreements for a $21.5 million private placement of newly issued shares of common stock and the concurrent issuance of warrants for the purchase of additional shares of common stock to institutional and accredited investors. The financing is expected to occur in two closings, with the first closing resulting in aggregate gross proceeds to the Company of approximately $17.9 million, scheduled to be completed early this week, subject to customary closing conditions. A second and final closing resulting in additional gross proceeds of approximately $3.6 million should occur later this year subject to receiving shareholder approval in accordance with the marketplace rules of The Nasdaq Stock Market, Inc. and customary closing conditions.

Subject to shareholder approval for the second closing, the Company will issue in the financing an aggregate of approximately 3.4 million shares of common stock at a price of $6.25 per share, together with warrants to purchase up to 688,000 additional shares of common stock at an exercise price of $8.50 per share. SG Cowen & Co., LLC is serving as exclusive placement agent for the financing and will receive a customary fee from the Company.

Net proceeds from the financing are expected to be used to fund the development program for Acusphere’s lead product candidate, AI-700, an ultrasound contrast agent currently in Phase 3 clinical trials for detecting myocardial perfusion, a sensitive marker of coronary heart disease, which is the leading cause of death in the United States. Net proceeds from the financing are also expected to be used for working capital and general corporate purposes.

“This additional funding provides Acusphere with sufficient cash for our currently planned operations into 2006,” commented Sherri C. Oberg, President and Chief Executive Officer of Acusphere. “We are gratified by the confidence our investors have shown in Acusphere’s technology, management and business strategy, building upon the momentum we established with our recent European licensing agreement with Nycomed and our lease agreement for commercial manufacturing space. We will continue to work hard to reward that confidence in the future for the benefit of all shareholders.”

At the first closing of the financing, the Company will issue approximately 2.9 million shares of common stock and warrants to purchase up to approximately 573,000 additional

500 Arsenal Street, Watertown, MA 02472

NEWS	ACUSPHERE

shares of common stock, resulting in gross proceeds to the Company at this first closing of approximately $17.9 million. No shareholder approval is required for this first closing.

The Nasdaq Stock Market, Inc. requires shareholder approval for the issuance of common stock (or securities convertible into or exercisable for common stock) in an amount greater than 20% of the Company’s current outstanding common stock or voting power on a pre-transaction basis, if such securities are sold at a per share price less than the greater of the market value or book value of the Company’s common stock. Prior to the issuance of the securities in the financing, the Company had approximately 14.3 million shares of common stock outstanding. Therefore, the Company intends to file a preliminary proxy statement with the Securities and Exchange Commission as soon as practicable and to seek shareholder approval for the issuance of approximately 574,000 shares of common stock and warrants to purchase up to approximately 115,000 additional shares of common stock, resulting in gross proceeds to the Company of approximately $3.6 million, at the second and final closing, or that portion of the total securities proposed to be issued in the financing that exceeds the Nasdaq 20% threshold. The holders of approximately 35% of the outstanding shares of the Company’s common stock on a pre-transaction basis have agreed with the investors participating in the financing to vote any shares then held by them in favor of the issuance of the securities proposed to be issued at the second and final closing. Information regarding this transaction and the scheduling of this shareholder vote will be included in proxy materials that will be sent to shareholders.

The shares of common stock and warrants sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange commission or an applicable exemption from the registration requirements. The shares and warrants were offered and sold only to institutional and accredited investors. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issued in the private placement and the shares of common stock issued upon exercise of the warrants.

This news release is not an offer to sell or the solicitation of an offer to buy the shares of common stock or warrants to purchase shares of common stock or any other securities of the Company.

Financial Results and Conference Call Information

Acusphere plans on the evening of Thursday, August 5, 2004 to release information regarding its second quarter operation results and to follow that release that day with a conference call commencing at 5:30 p.m. (Eastern Time). The conference call will include discussion of the Company’s operating results, the above described financing and

500 Arsenal Street, Watertown, MA 02472

NEWS	ACUSPHERE

other operational matters, followed by answers to investor questions. The conference may be heard live via the investor relations section of the Company’s website at www.acusphere.com or by dialing 1-800-659-1966, using the confirmation code: 70040791. For participants dialing in from outside the U.S. please call 1-617-614-2711 using the same confirmation code, 70040791. After the conference call, a replay of the call will be made available for 30 days via the Company’s web site and a telephone replay will be available through September 4, 2004 by dialing 1-888-286-8010, or internationally 1-617-801-6888, using the confirmation code: 49969147.

About Acusphere, Inc.

Acusphere (NASDAQ:ACUS) is a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using its proprietary microparticle technology. Acusphere’s three initial product candidates are in clinical development and are designed to address large unmet clinical needs within cardiology, oncology and asthma. These product candidates were created using proprietary technology that enables Acusphere to control the porosity and size of nanoparticles and microparticles in a versatile manner that allows particles to be customized to address the delivery needs of a variety of drugs. Acusphere’s lead product candidate, AI-700, is a cardiovascular drug in Phase 3 clinical development. AI-700 is designed to be used in a preferred alternative procedure to the estimated 9.5 million procedures done each year in the U.S. to detect coronary heart disease, the leading cause of death in the United States. For more information about Acusphere visit the Company’s web site at www.acusphere.com.

Forward-looking Statements

This Release contains forward-looking statements, including statements regarding the Company’s expectations regarding its use of the proceeds from the transaction, financial requirements, intent and ability to solicit shareholder approval for this transaction and file a related proxy statement in connection therewith, and intent and ability to file a registration statement covering the securities offered in this transaction. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including the risk that the private placement may not be completed in a timely manner if at all, the risk that shareholder approval may not be obtained for the proposed second closing of the private placement, anticipated operating losses, uncertainties associated with research, development, testing and related regulatory approvals, including uncertainties regarding the ultimate outcome of Acusphere’s Phase 3 clinical trials for AI-700, unproven markets, future capital needs and uncertainty of additional financing, competition, uncertainties associated with intellectual property, complex manufacturing, high quality requirements, dependence on third-party manufacturers, suppliers and collaborators, lack of sales and marketing experience, loss of key personnel, uncertainties associated with market acceptance and adequacy of reimbursement, technological change and government regulation, and other

500 Arsenal Street, Watertown, MA 02472

NEWS	ACUSPHERE

risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

Additional Information

In connection with the private placement, Acusphere plans to file a proxy statement and other relevant documents with the Securities and Exchange Commission (“SEC”) relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders. STOCKHOLDERS OF ACUSPHERE ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be available free of charge at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting Investor Relations, Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472 (Telephone: (617) 925-3444). Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Acusphere, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Acusphere with the SEC.

# # #

Contact:
John F. Thero
Acusphere, Inc.
Sr. Vice President and CFO
Investors:
   Tel: (617) 925-3444
   Email: IR@acusphere.com
Media: (617) 648-8800

500 Arsenal Street, Watertown, MA 02472